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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the Form S-3 of WFS Financial Auto Loans, Inc. relating to the WFS Financial 1998-B Owner Trust of our report dated January 26, 1998, on our audits of the consolidated financial statements of Financial Security Assurance Inc. and Subsidiaries as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts".

                                   /s/ COOPERS & LYBRAND L.L.P.

                                   COOPERS & LYBRAND L.L.P.

New York, New York
June 17, 1998